                                 Schedule 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              IVC INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                                [IVC Letterhead]

                                                                  March 24, 1998

Dear Shareholder:

         On behalf of our Board of Directors, I cordially invite you to attend the IVC Industries, Inc. Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. on April 16, 1998 at The Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey 08830.

         At the Annual Meeting, shareholders will be asked to (i) elect nine nominees to serve as the directors of IVC for the ensuing year, (ii) approve an increase in the number of shares subject to IVC's 1995 Stock Option Plan, (iii) ratify the grant in 1996 and 1997 of stock options to the non-employee directors of IVC, (iv) approve IVC's Non-Employee Directors' Stock Option Plan and (v) consider such other business as may properly come before the meeting.

         Your vote is very important. Please ensure that your shares will be represented at the meeting by filling in, dating, signing, and returning your proxy card in the envelope provided even if you plan to attend the Annual Meeting. Sending us your proxy will not prevent you from voting in person at the Annual Meeting should you wish to do so.

         On behalf of your Board of Directors, thank you for your continued support and interest in IVC.

                                                     Sincerely,


                                                     /s/ E. Joseph Edell
                                                     E. Joseph Edell
                                                     Chairman of the Board and
                                                     Chief Executive Officer


         PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                              IVC INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         NOTICE is hereby given that the Annual Meeting of Shareholders of IVC Industries, Inc., a Delaware corporation ("IVC"), will be held on April 16, 1998 at The Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey 08830 at 10:00 a.m. for the following purposes:

         (1)      To elect nine directors of IVC to serve for the ensuing year;

         (2)      To approve an increase in the number of shares subject to

                  IVC's 1995 Stock Option Plan;

         (3) To ratify the grant in 1996 and 1997 of stock options to the non-employee directors of IVC;

         (4)      To approve IVC's Non-Employee Directors' Stock Option Plan;
                  and

         (5) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 16, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of such shareholders will be available during regular business hours at IVC's offices, 500 Halls Mill Road, Freehold, New Jersey 07728 on and after April 6, 1998 for inspection by any shareholder for any proper purpose.

         Whether or not you plan to attend the Annual Meeting, please fill in, date, sign and return the enclosed proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. Any shareholder attending the Annual Meeting may vote in person even if that shareholder has returned a proxy.


                                        By Order of the Board of Directors,



                                        /s/ E. Joseph Edell
Freehold, New Jersey                    E. Joseph Edell
March 24, 1998                          Chairman of the Board and
                                        Chief Executive Officer


                             YOUR VOTE IS IMPORTANT

    TO VOTE YOUR SHARES, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY
        CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO
           POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                              IVC INDUSTRIES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IVC Industries, Inc., a Delaware corporation ("IVC" or the "Company"), for use at the Annual Meeting of Shareholders of the Company scheduled to be held on April 16, 1998 at 10:00 a.m. at The Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey 08830, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders of record ("IVC Shareholders") of the

Company's common stock, par value $.01 per share ("IVC Common Stock"), as of the close of business on March 16, 1998 (the "Record Date") will be entitled to consider and vote upon the election of directors for the ensuing year, to approve an increase in the number of shares subject to IVC's 1995 Stock Option Plan, to ratify the grant in 1996 and 1997 of stock options to the non-employee directors of IVC and to approve IVC's Non-Employee Directors' Stock Option Plan.

         The principal executive offices of IVC are at 500 Halls Mill Road, Freehold, New Jersey 07728. This Proxy Statement and the form of proxy are being mailed to shareholders on or about March 24, 1998.

                   Revocability of Proxies and Voting Proxies

         A proxy given by a shareholder may be revoked at any time before the Annual Meeting by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the Annual Meeting, or by attending the Annual Meeting in person and casting a ballot. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. IVC Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting and as votes AGAINST the proposals under consideration; broker non-votes will have no effect on the votes. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         If no instructions are indicated on a proxy, the proxy will be voted FOR the election of the persons nominated by the Board of Directors to serve as directors of IVC, FOR approval of an increase in the number of shares subject to IVC's 1995 Stock Option Plan, FOR ratification of the grant in 1996 and 1997 of stock options to the non-employee directors of IVC and FOR approval of IVC's Non-Employee Directors' Stock Option Plan. The Board of Directors knows of no matters, other than those described herein, that are to be presented at the Annual Meeting. If matters other than those described herein properly come before the Annual Meeting, each proxy will be voted in a manner that the members of the Board of Directors appointed to vote the proxies, in their judgment, consider to be in the best interest of IVC and its shareholders.

                                  Voting Rights

         Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date there were 17,127,392 shares of IVC Common Stock outstanding and entitled to vote at the Annual Meeting. Each shareholder entitled to vote shall have one vote for each share of IVC Common Stock registered in such shareholder's name on the books of IVC as of the Record Date.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding shares of IVC Common Stock beneficially owned by (i) each person or group, known to the Company, who beneficially owns more than 5% of IVC Common Stock, (ii) each of the Company's directors, (iii) each executive officer named in the summary compensation table on page 8, and (iv) all officers and directors as a group, as of February 12, 1998.

Name and Address of                     Number of                   Percentage
Beneficial Owner                         Shares                      of Class
----------------                        ---------                   ----------

E. Joseph Edell (1)                     5,388,591                      31.5%
c/o IVC Industries, Inc.
500 Halls Mill Road
Freehold, NJ 07728

Andrew M. Pinkowski (2)                 2,794,062                      16.3%
c/o IVC Industries, Inc.
3580 N.E. Broadway
Portland, OR  97232

I. Alan Hirschfeld (3)                  2,278,689                      13.3%
c/o IVC Industries, Inc.
500 Halls Mill Road
Freehold, NJ 07728

Arthur S. Edell (4)                     2,026,488                      11.8%
c/o IVC Industries, Inc.
500 Halls Mill Road
Freehold, NJ 07728

Duane J. Baxter (5)                       222,904                       1.3%
c/o IVC Industries, Inc.
3580 N.E. Broadway
Portland, OR  97232


Marc Z. Edell (6)                         179,000                       1.0%
c/o Edell & Associates
1776 On the Green
Morristown, NJ 07962

Dr. Mark S. Gold (6)                       20,000                         *
2002 San Marco Boulevard
Jacksonville, FL 32207

Name and Address of                     Number of                   Percentage
Beneficial Owner                         Shares                      of Class
----------------                        ---------                   ----------

Dennis E. Groat (6)                        20,000                         *
c/o Groat & Associates
3007 Paxton Knoll
Cincinnati, OH 45208

David Popofsky (6)                         20,000                         *
c/o Popofsky Advertising
60 Madison Avenue
New York, NY 10010

Mac Allen Culver III (7)                   10,000                         *
15500 Sunset Boulevard
Pacific Palisades, CA  90272

All Executive Officers and
    Directors as a group
    (10 persons)(8)                    12,959,734                     75.67%


*  Less than 1%.

(1) Includes 1,000 shares of IVC Common Stock issuable upon exercise of warrants and 601,410 shares of IVC Common Stock owned by Beverlee Edell, the wife of E. Joseph Edell. Mr. Edell disclaims beneficial ownership of the shares owned by his wife.

(2) Includes 999,845 shares owned by Rita Pinkowski, the wife of Andrew M. Pinkowski. Mr. Pinkowski disclaims beneficial ownership of the shares owned by his wife.

(3) Includes 50,000 shares of IVC Common Stock issuable upon exercise of stock options, 179,868 shares of IVC Common Stock owned by Susan H. Hirschfeld, the wife of I. Alan Hirschfeld, 31,194 shares of IVC Common Stock owned by Mr. Hirschfeld's minor children, and 120,000 shares owned by Two Seas Ventures, a family partnership. Mr. Hirschfeld disclaims beneficial ownership of the shares owned by his wife and children.

(4) Includes 400,000 shares of IVC Common Stock issuable upon exercise of stock options and 1,500,000 shares owned by two Edell Family Partnerships (750,000 each).

(5) Includes 60,036 shares of IVC Common Stock issuable upon exercise of stock options.

(6) Includes 20,000 shares of IVC Common Stock issuable upon exercise of stock options, the grants of which are subject to the approval of the IVC Shareholders.

(7) Includes 10,000 shares of IVC Common Stock issuable upon exercise of stock options, the grant of which is subject to the approval of the IVC Shareholders.

(8) Includes 600,036 shares of IVC Common Stock issuable upon the exercise of stock options and warrants held by all executive officers and directors.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         At the Annual Meeting, IVC Shareholders will elect 9 members of the Board of Directors to serve until the 1999 Annual Meeting of Shareholders or until their respective successors have been elected and shall qualify.

         The election of directors requires the affirmative vote of a plurality of the shares of IVC Common Stock present in person or by proxy at the Annual Meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

         The following nine nominees are currently directors of the Company whose terms of office expire at the Annual Meeting. All of these persons, except Dr. Mark S. Gold, David Popofsky and Marc Z. Edell, have previously been elected directors of the Company by the shareholders.

      Name                        Position                 Age    Director Since
      ----                        --------                 ---    --------------
E. Joseph Edell          Chief Executive Officer and       71          1993
                         Chairman of the Board of
                         Directors
Arthur S. Edell          President and Director            64          1989

Andrew M. Pinkowski      Vice Chairman of the Board        63          1996

                         of Directors
I. Alan Hirschfeld       Executive Vice President and      46          1995
                         Chief Financial Officer
Dr. Mark S. Gold         Director                          48          1996

Mac Allen Culver III     Director                          55          1997

Dennis E. Groat          Director                          57          1996

David Popofsky           Director                          64          1996

Marc Z. Edell            Director                          47          1996


         E. Joseph Edell has been Chairman of the Board of Directors and Chief
Executive Officer of IVC since the Company's merger with American Vitamin
Products, Inc. ("American") on May 5, 1995. He previously had been President of
American since 1955. Mr. Edell is the brother of Arthur S. Edell, father of Marc
Z. Edell and father-in-law of I. Alan Hirschfeld.

         Arthur S. Edell has been President of IVC since 1989.  The brother of
E. Joseph Edell, he has over 40 years of experience in the vitamin, pharmaceutical and health food industries in all facets of production, distribution and marketing. Since 1979, Mr. Edell has owned Healthfair Vitamin
Centers, Inc.,

                                        5


a company which operates two health food stores in New Jersey. Mr. Edell was a 50% owner of Hitex Investments, Inc., a vitamin manufacturing company, from 1974 to 1979, and was a 50% owner of American from 1955 to 1975. In March 1995, Mr.
Edell was involved in a fatal automobile accident. In connection with the accident, Mr. Edell plead guilty to a single count of vehicular homicide and received a five year suspended sentence.

         Andrew M. Pinkowski has been Vice Chairman of the Board of Directors of
IVC since the Company's merger with Hall Laboratories, Inc. ("Hall") on April
30, 1996. He previously had been President and Chief Executive Officer of Hall since 1970. He joined Hall in 1969 as manager of marketing. Prior to joining
Hall, he held various marketing positions with Boise Cascade, Sterling Drug and Universal Oil Products.

         I. Alan Hirschfeld, Executive Vice President and Chief Financial
Officer, has been Chief Operating Officer of IVC since the Company's merger with American. He previously had been Chief Operating Officer of American. He joined
American in 1987 as Chief Financial Officer. Prior to 1987, he was a Partner in
Grossman, Brown, Weinberg & Lawson, certified public accountants, where he was employed since 1979. Prior to that time, Mr. Hirschfeld held various positions at Coopers & Lybrand, a national public accounting and consulting firm, where he was employed for six years. Mr. Hirschfeld's wife is the daughter of E. Joseph
Edell. Mr. Hirschfeld currently serves on the Board of Directors of Room Plus,
Inc.


         Dr. Mark S. Gold is a Professor at the University of Florida Brain
Institute. Dr. Gold is a medical researcher, author and inventor. He was previously a Resident, Chief Resident and Faculty Member at the Yale University
School of Medicine, and has written over 500 scientific publications and numerous professional texts. Dr. Gold currently serves on the Board of Directors of Somerset Valley Bank.

         Dennis E. Groat is a Principal of Groat and Associates, a consulting firm. He was President of Dentalogic, a dental technology business, from 1993 to 1996. From 1989 to 1993 he was President of Denar Corporation, a business specializing in precision dental instrumentation. Mr. Groat was Chief Operating
Officer of Hall from 1984 to 1988. Prior to joining Hall, he held executive positions with Scherer Healthcare, Inc., R.P. Scherer Corporation and Mead
Johnson Laboratories.

         David Popofsky is President of Popofsky Advertising in New York City.
He has been the creative/marketing strategist responsible for the consumer launch of various leading over-the-counter products. Mr. Popofsky is also the founder of The Retail Drug Institute at Arnold Marie College of Pharmacy, served as visiting professor for ten years in their graduate school and on the Board of Overseers for many years. In addition, he served on the Graduate School faculty of Columbia University Pharmacy School.

         Marc Z. Edell is an attorney who has been practicing law in New York and New Jersey for the past twenty years. He has been Managing Partner of Edell and Associates, a Morristown, NJ law firm, since 1995. From 1985 through 1995,
Mr. Edell was a Partner with Budd Larner Gross in Short Hills, NJ. Mr. Edell is the son of E. Joseph Edell.

         Mac Allen Culver III is an investor, a director of Camera World
Company, LLC and a consultant to Enomarel Cosmetics, Inc. He was President and
Chief Operating Officer of St. Ives Laboratories, Inc., a hair and skin care company, from 1987 until 1996. Prior to 1987, he was Chairman and Chief
Executive Officer of Pay 'N Save, Inc., President and Chief Executive Officer of
Gray Drug Fair and a Senior Vice President of Payless Drugstores NW, Inc., all retail drug store chains.

                                        6


         The Board of Directors of the Company has two standing committees: an Audit Committee, consisting of Messrs. Marc Edell, Gold and Popofsky (chairman), and a Compensation Committee, consisting of Messrs. Gold, Groat (chairman) and
Popofsky. The Audit Committee is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors and reviewing the results of the audit with the officers of the Company and its auditors. The Audit Committee held one meeting during the fiscal year ended July 31, 1997. The Compensation Committee is charged with administering the Company's 1995 Stock Option Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.
The Compensation Committee held two meetings during the fiscal year ended July
31, 1997.


         During the fiscal year ended July 31, 1997, there were 5 regularly scheduled meetings of the Board of Directors and no special meetings. Each of the directors attended at least 75 percent of the aggregate number of meetings of the Board and of any Committees of the Board on which he serves.

         The Company will consider for election to the Board of Directors a nominee recommended by a shareholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupation and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

         Directors hold their offices until the next annual meeting of shareholders and thereafter until their successors have been duly elected and qualified.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), requires the Company's executive officers and directors to file reports of ownership with the Securities and Exchange Commission ("SEC") and with Nasdaq. The Company believes that its executive officers and directors have complied with all applicable Section 16(a) filing requirements during the current fiscal year and the fiscal year ended July 31, 1997, except that E.
Joseph Edell filed late with respect to four transactions. This conclusion is based solely on a review of such reports furnished to the Company in accordance with SEC regulations and on representations from its executive officers and directors.


         The Board of Directors recommends a vote FOR election of each of the nominees for directors and it is intended that proxies not voted to the contrary will be so voted.

                                        7


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation earned by or paid to the Chief Executive Officer of IVC and the four most highly compensated executive officers of the Company (the "Named Executive Officers") during the fiscal years ended July 31, 1997, 1996 and 1995.


                                                                            Long-Term
                                                                           Compensation
                                                                          --------------
                                                 Annual Compensation          Awards
                                            --------------------------------------------
                                                                            Securities         All
                                                                            Underlying        Other
            Name and                             Salary          Bonus       Options       Compensation
       Principal Position           Year           ($)            ($)        (Shares)        ($) (1)
-------------------------------------------------------------------------------------------------------

E. Joseph Edell                     1997            500,000        -               -              -
Chairman and                        1996            500,000        -               -              -
Chief Executive Officer             1995            494,000       80,000           -              -

Arthur S. Edell                     1997            170,000        -               -              9,190
President                           1996            170,000        -               -              3,640
                                    1995            125,571        -             200,000          3,640

I. Alan Hirschfeld                  1997            250,000        -              50,000          1,528
Executive Vice President            1996            250,000       50,000           -              1,028
and Chief Financial Officer         1995            257,500      207,165           -              1,028

Andrew M. Pinkowski                 1997            180,000        -               -                500
Vice Chairman                       1996            120,308       90,000           -              -
                                    1995            100,308       81,000           -              -

Duane J. Baxter                     1997            120,000       81,000          10,000            500
President/Hall Division             1996            100,000       10,873          50,036          -
                                    1995             97,344        8,104           -              -

(1) Represents term life insurance premiums and, in the 1997 fiscal year, a $500 contribution by the Company under the 401(k) Savings Plan.

         No other annual compensation, stock appreciation rights, long-term restricted stock awards, or long-term incentive plan payouts were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to grants of stock options to purchase IVC Common Stock pursuant to the 1995 Stock Option Plan to the Named Executive Officers for the fiscal year ended July 31, 1997.

                        Number of          Percent of                                               Potential Realizable Value
                        Securities        Total Options                                             at Assumed Annual Rates of
                        Underlying         Granted to                                              Stock Price Appreciation for
                         Options          Employees in          Exercise          Expiration               Option Term
          Name         Granted (#)         Fiscal Year        Price ($/Sh)           Date           5% ($)               10% ($)
          ----         -----------         -----------        ------------           ----           ------               -------

I. Alan Hirschfeld        50,000               42%               $1.925            09/10/01         $15,000             $ 45,000

Duane J. Baxter           10,000                8%               $1.438            04/30/02         $ 4,000              $ 9,000

                          FISCAL YEAR-END OPTION VALUES

         The following table sets forth information with respect to the value at July 31, 1997 of unexercised stock options held by the Named Executive Officers.

                         Number of Securities        Value of Unexercised
                        Underlying Unexercised            In-the-Money
                      Options at Fiscal Year-End  Options at Fiscal Year-End (1)
                      --------------------------  -----------------------------
      Name            Exercisable  Unexercisable  Exercisable     Unexercisable
      ----
Arthur S. Edell         400,000         -           $285,000            -

I. Alan Hirschfeld       50,000         -           $  2,000            -

Duane J. Baxter          50,036       10,000            -           $  5,000


(1) The fair market value of the IVC Common Stock on July 31, 1997 ($1.97 per share) minus the exercise price.

         None of the Named Executive Officers exercised options during the fiscal year ended July 31, 1997.

                           COMPENSATION OF DIRECTORS

         On each of September 10, 1996 and November 24, 1997, the Board of Directors granted, subject to approval of the IVC Shareholders, an option to purchase 10,000 shares of IVC Common Stock to each of the Company's non-employee directors as compensation for their services to the Company. The options granted on September 10, 1996 have an exercise price of $1.75 per share and the options granted on November 24, 1997 have an exercise price of $2.34 per share.

                              EMPLOYMENT AGREEMENTS

         The Company entered into employment agreements with E. Joseph Edell and
I. Alan Hirschfeld as of April 28, 1996, providing for base annual compensation of $500,000 and $250,000 per annum, respectively. The agreements are for one year and are automatically extended for successive one-year periods unless the Company or these executives give three months' notice that they elect that the term of employment shall not be further extended. In the event notice is given in accordance with the terms of the agreements, these executives shall receive a severance payment equal to their base annual salaries, provided that no severance payment shall be required in the event that an executive retires. The Board of Directors, at its discretion, may increase the executive's base annual salary if the term is extended. In the event the Company terminates without cause the employment of either of the executives, such executive shall receive a severance payment equal to the remaining salary due under the unexpired term of his agreement, plus one year's base salary. The agreements each contain confidentiality and non-disclosure provisions.

         The Company entered into an employment agreement with Arthur S. Edell, effective as of January 1, 1996, providing for base annual compensation of $170,000. The agreement is for an one-year period from its effective date, and is automatically renewed for successive one-year periods unless canceled by either party. In the event the Company terminates his employment without cause, Mr. Arthur Edell shall receive a severance payment equal to six months' base salary plus accrued benefits. The employment agreement also contains a provision in which he would receive three times one year's base salary plus the value of his other employment benefits in the event of a hostile takeover. The agreement contains confidentiality and non-disclosure provisions.

         The Company entered into an employment agreement with Andrew M. Pinkowski, dated as of April 30, 1996, providing for base compensation of $180,000 per annum. The agreement is effective for three years. In the event the Company terminates his employment without cause, the Company is obligated to pay his base salary throughout the remainder of his term of employment. The agreement contains confidentiality and non-disclosure provisions. In addition, upon expiration of his term of employment, the agreement provides that he remain a consultant to the Company for a term of five years at $80,000 per annum.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee for the fiscal year ended July 31, 1997 were Dr. Mark S. Gold, Dennis E. Groat (Chairman) and David Popofsky. There were no interlocks or insider participation, as defined in the

SEC's Regulation S-K.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The responsibilities of the Compensation Committee include administering the Company's 1995 Stock Option Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.

         Overall Policy

         The Compensation Committee believes that the Company's officers have been largely responsible for the Company's success. Based on this belief, the Compensation Committee has structured the Company's compensation program to compensate its executive officers on an annual basis with a cash salary at a sufficient level to retain and motivate these officers. In addition, executive officers may be granted a bonus based on the Company's performance and may be granted stock options in order to link a portion of executive compensation to appreciation of the Company's stock price. The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interest through stock options.

         Base Salaries

         Annual base salaries for the officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company and are based on the recommendation of E. Joseph Edell as Chief Executive Officer. Financial results, as well as non-financial measures such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee's knowledge of compensation practices for comparable positions at other companies are considered.

         In establishing E. Joseph Edell's annual base salary of $500,000 for the fiscal year ending July 31, 1998 (which amount was originally established in 1996 in conjunction with execution of his employment agreement), the Compensation Committee took into account the Company's achievements in fiscal 1995 and 1996, its assessment of Mr. Edell's individual performance, as well as base salaries for chief executive officers at companies of comparable size and complexity, both public and private, known to members of the Compensation Committee. The Compensation Committee also took into account Mr. Edell's contribution to the Company's growth and diversity and his future anticipated contributions to the Company.

         Long-Term Incentives

         Under the 1995 Stock Option Plan, stock options may be granted to executives of the Company. Stock options are designed to focus the executives' attention on stock values and to align the interests of executives with those of the shareholders. Stock options are generally granted at prices equal to the fair market value at the date of grant, except that in the case of an incentive stock option, options are granted to executives who own more than 10% of IVC Common Stock at prices not less than 110% of the fair market value at the date of grant. Options are not exercisable until six months after the date of the grant. The options generally remain exercisable during employment until the tenth anniversary of the date of the grant or five years with respect to grants to executives who own more than 10% of the IVC Common Stock. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

                             Compensation Committee

                                Dr. Mark S. Gold
                           Dennis E. Groat (Chairman)
                                 David Popofsky

                                PERFORMANCE GRAPH

         The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on IVC Common Stock against the cumulative return of the Nasdaq Index and the S&P Health Care - Drugs Index for the fiscal years ended July 31, 1994, 1995, 1996 and 1997. IVC Common Stock was initially registered under Section 12 of the Exchange Act in February 1994.

              IVC Industries,        NASDAQ Composite       S&P Health Care
                   Inc.                   Index               -Drugs Index

7/94               $85                    $ 97                   $106
7/95                64                     135                    168
7/96                69                     145                    228
7/97                48                     214                    376

PROPOSAL 2 -- APPROVAL OF INCREASE IN NUMBER OF SHARES SUBJECT TO IVC'S 1995 STOCK OPTION PLAN

         In July 1995, the Board of Directors adopted IVC's 1995 Stock Option Plan (the "1995 Plan"), which was approved by the IVC Shareholders at the Annual Meeting of Shareholders on March 15, 1996. The 1995 Plan currently authorizes the Company to grant options to purchase an aggregate of 1,000,000 shares of IVC Common Stock to employees, officers and key employees of the Company, including members of the Board of Directors who are also employees of the Company and its subsidiaries, and any other person who, in the opinion of the Compensation

Committee, has rendered valuable services to the Company or its subsidiaries. The 1995 Plan currently has 629,016 shares remaining available for grant, and the Board of Directors believes that this amount is inadequate for future requirements.

         At the recommendation of the Compensation Committee, as of March 16, 1998, the Board of Directors unanimously adopted and recommended that the IVC Shareholders approve an increase of 1,000,000 in the number of shares with respect to which options may be granted pursuant to the 1995 Plan, thus increasing the shares of IVC Common Stock subject to the 1995 Plan from 1,000,000 shares to 2,000,000 shares.

         If the increase in the number of shares subject to the 1995 Plan is not approved, the 1995 Plan will continue to remain in effect in its present form.

Nature and Purpose of the Plan

         The purpose of the 1995 Plan is to provide an incentive to certain employees of the Company and its subsidiaries in order to encourage them to remain in the employ of the Company and contribute to the Company's success. Options granted under the 1995 Plan are intended to qualify as nonqualified stock options ("NQSOs") or incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As of March 16, 1997, approximately 55 persons were eligible to receive options and options had been granted to approximately 50 such persons pursuant to the 1995 Plan.

Duration and Modification

         The 1995 Plan will terminate not later than March 15, 2005. The Board of Directors may at any time amend, modify, terminate or suspend the 1995 Plan. However, the Board of Directors may not, without further approval by the shareholders, materially increase the benefits accruing to the optionees under the 1995 Plan, increase the aggregate number of shares of IVC Common Stock which may be issued under the 1995 Plan or to any individual or modify the requirements for eligibility for participation in the 1995 Plan. No such termination, modification, amendment or suspension may alter or impair the rights of an optionee under an outstanding option without the consent of such optionee.

Administration

         The 1995 Plan is administered by the Company's Compensation Committee, consisting of three non-employee directors of the Company. The members of the Compensation Committee are appointed by the Board of Directors. Currently, the Compensation Committee is comprised of Dr. Mark S. Gold, Dennis E. Groat and David Popofsky.

         Subject to the express provisions of the 1995 Plan, the Compensation Committee has the power and authority to interpret the 1995 Plan, the options and the option agreements, to adopt such rules and regulations for the administration, interpretation and application of the 1995 Plan as are consistent therewith, and to interpret, amend or revoke any such rules and regulations. The members of the Compensation Committee do not receive additional compensation for service in connection with the administration of the 1995 Plan.

Description of Options Under the Plan

         Each option granted under the 1995 Plan is designated either as a NQSO or an ISO within the meaning of Section 422 of the Code by the Compensation Committee. ISOs are only granted to employees. Awards are in such amounts as the Compensation Committee may determine; provided that no optionee is entitled to a grant of options with respect to more than 1,000,000 shares of IVC Common Stock, and provided further that the aggregate fair market value (determined as of the date of grant) of the IVC Common Stock for which ISOs may first become exercisable during any calendar year, together with IVC Common Stock subject to incentive stock options first exercisable by an optionee under any other plan of the Company or any subsidiary, may not exceed $100,000.

         Pursuant to the 1995 Plan, options granted thereunder are exercisable in accordance with the terms of each optionee's option agreement, as determined by the Compensation Committee in its sole discretion, but in no event prior to six months from the date of grant. In addition, no option may be exercised after the stated expiration date, which shall be no later than ten years from the date of grant (five years in the case of an optionee who owns more than 10% of the total combined voting power of all classes of the Company's stock). The exercise price of an option may not be less than the fair market value of IVC Common Stock on the date of grant, except that in the case of an ISO, an optionee who owns more than 10% of the total combined voting power of all classes of the Company's stock, the exercise price must be not less than 110% of the fair market value of the IVC Common Stock on the date the ISO is granted. For purposes of the 1995 Plan, "fair market value" means the closing price per share of IVC Common Stock as reported on the Nasdaq SmallCap Market for the last preceding date on which a sale was reported, unless otherwise determined by the Compensation Committee. Upon the exercise of an option, the option price must be paid in full, either in cash or in such other consideration as the Compensation Committee deems appropriate, including, but not limited to, shares of IVC Common Stock.

         Upon (a) the death or disability of an optionee while in the employ of the Company or a subsidiary, (b) the voluntary resignation of the optionee or
(c) the termination of an optionee's employment other than for cause, the optionee will be entitled to exercise his options, to the extent then exercisable or vested, for a period of 90 days following such event. In the event the optionee is terminated for cause, the optionee's right to exercise his options shall immediately terminate. For purposes of the 1995 Plan, "for cause" means (i) the continued failure by the optionee to substantially perform his duties with the Company or a subsidiary (other than any failure resulting from his incapacity due to physical or mental illness) or (ii) the engaging by such optionee in conduct which is injurious to the Company or a subsidiary, monetarily or otherwise, in either case as determined by the Company. In the event that the optionee is not an employee of the Company or a subsidiary and such optionee's relationship with the Company and its subsidiaries ceases, the Compensation Committee, in its sole discretion, shall determine whether (x) such optionee will have the right to exercise his options, to the extent then vested, or (y) such options shall terminate and be rendered null and void.

         No option is transferable other than by will or the laws of descent and distribution. However, the Compensation Committee, in its sole discretion, may provide in the option agreement that the optionee may transfer, without consideration, all or a portion of his option to his children, grandchildren or spouse, to trusts for his or their benefit and to partnerships in which he or they are the only parties. No permitted transfer so effected shall be effective to bind the Company unless the Company has been furnished with written notice thereof and such evidence as the Compensation Committee may deem reasonably necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the 1995 Plan.

         The number of shares reserved for issuance under the 1995 Plan and the number of shares covered by each option granted under the 1995 Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, each option will terminate.

Securities Subject to the Plan; Market Price

         1,000,000 shares of IVC Common Stock currently are authorized for issuance upon exercise of options granted under the 1995 Plan. If the proposed increase in the number of shares subject to the 1995 Plan is adopted, such amount will be increased to 2,000,000 shares. The number of authorized but unissued shares will be reduced from time to time to the extent that a corresponding amount of outstanding shares are purchased by the Company and set aside for issuance upon the exercise of options granted under the 1995 Plan. If any such options were to expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto would again become available for the purposes of the 1995 Plan.

         The market value of IVC Common Stock, as of March 10, 1998, was $2.00 per share.

Federal Income Tax Consequences of Issuance and Exercise of Options

         The following discussion of the Federal income tax consequences of the granting and exercise of options under the 1995 Plan, and the sale of IVC Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

Nonqualified Stock Options:

         No income will be recognized by an optionee at the time a NQSO is granted.

         Ordinary income will be recognized by an optionee at the time a NQSO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. In the case of an optionee who is an employee of the Company or its subsidiaries, this ordinary income may also constitute wages subject to the withholding of income tax, and the Company or its subsidiaries will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment to the Internal Revenue Service in money.

         An optionee generally will recognize capital gain or loss on a subsequent sale or other taxable disposition of the shares of IVC Common Stock acquired upon exercise of a NQSO, and such gain or loss will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the NQSO will be equal to the sum of the exercise price of the NQSO and the amount included in income upon exercise of the NQSO. The holding period of the shares will be measured from the date of exercise. Depending on whether the shares are held less than 12 months, 12 to 18 months or longer than 18 months, capital gain or loss will be either short-term, mid-term or long-term.

         If an optionee makes payment of the exercise price of a NQSO by delivering shares of IVC Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

         The Company or its subsidiaries generally will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his NQSO, subject to the usual rules as to reasonableness of compensation and provided that the Company or its subsidiaries timely complies with applicable information reporting requirements.

Incentive Stock Options:

         In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to the Company or its subsidiaries. However, for purposes of the alternative minimum tax, the spread on the exercise of an ISO will be considered as part of the optionee's income.

         The sale of the shares of IVC Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company or its subsidiaries. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must neither dispose of such shares within two years after the ISO is granted nor within one year after the exercise of the ISO. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the ISO.

         If the holding period rules are not satisfied, the portion of any gain recognized by an optionee on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the IVC Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company or its subsidiaries generally will be entitled to a deduction for Federal income tax purposes equal to the amount of such ordinary income.

         If an optionee makes payment of the exercise price of an ISO by delivering shares of IVC Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an ISO will be treated as a taxable disposition if the transferred shares were not held by the optionee for the requisite holding period.

Certain Information With Respect to Options Granted

         The following table sets forth, with respect to the Named Executive Officers, all executive officers as a group, all non-employee directors as a group, and all employees as a group (excluding executive officers), the number of shares of IVC Common Stock subject to options granted under the 1995 Plan during the year ended July 31, 1997:

Name of Individual or           Capacities in which            Number of Shares               Average per share
Identity of Group               Served                         Subject to Option              Exercise Price
---------------------           -------------------            -----------------              -----------------
E. Joseph Edell                 Chairman and Chief             _                              _
                                Executive Officer

Arthur S. Edell                 President                      _                              _

I. Alan Hirschfeld              Executive Vice                 50,000                         $1.93

                                President and Chief
                                Financial Officer

Andrew M. Pinkowski             Vice Chairman                  _                              _

Duane J. Baxter                 President/Hall Division        10,000                         $1.44

All executive officers                                         60,000                         $1.85
as a group (5 persons)

All non-employee                                               _                              _
directors as a group (5
persons)

All employees (except                                          60,000                         $1.66
executive officers) as a
group (4 persons)

         Vote Required. The affirmative vote of the holders of a majority of the shares of IVC Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the increase in the number of shares subject to the 1995 Plan.

         The Board of Directors recommends a vote FOR approval of the increase in the number of shares subject to IVC's 1995 Stock Option Plan and it is intended that proxies not voted to the contrary will be so voted.

PROPOSAL 3 -- RATIFICATION OF GRANT OF OPTIONS TO NON-EMPLOYEE DIRECTORS

         On each of September 10, 1996 and November 24, 1997, the Board of Directors granted, subject to approval of the IVC Shareholders, an option to purchase 10,000 shares of IVC Common Stock to each of the Company's non-employee directors, as compensation for their services to the Company. All such options will be exercisable upon shareholder approval, and expire ten years from the date of grant. The options granted on September 10, 1996 have an exercise price of $1.75 per share, and the options granted on November 24, 1997 have an exercise price of $2.34 per share. On March 10, 1998, the closing price of a share of IVC Common Stock was $2.00.

         The general features of these options, and the Federal income tax consequences of the grant and exercise thereof, are identical to options under the proposed Non-Employee Directors' Stock Option Plan (see "PROPOSAL 4 - APPROVAL OF IVC'S NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN").

         Vote Required. The affirmative vote of the holders of a majority of the shares of IVC Common Stock present or represented and entitled to vote at the Annual Meeting is required to ratify the grants of stock options described above.


         The Board of Directors recommends a vote FOR ratification of the grant in 1996 and 1997 of stock options to the non-employee directors of IVC and it is intended that proxies not voted to the contrary will be so voted.

PROPOSAL 4 -- APPROVAL OF IVC'S NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

         On March 16, 1998, the Board of Directors adopted, upon the recommendation of the Compensation Committee and subject to approval of the IVC Shareholders, the IVC Industries, Inc. Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"). The Non-Employee Directors' Plan is intended to compensate the non-employee directors of the Company for their service to the Company and to provide them an incentive to remain as directors of the Company and contribute to the Company's success. The Company's non-employee directors are not eligible to participate in the 1995 Plan.

         The following summary of certain features of the Non-Employee Directors' Plan is qualified in its entirety by reference to the full text of the Non-Employee Directors' Plan, which is Exhibit A to this Proxy Statement.

         The Non-Employee Directors' Plan provides for the grant to each of the Company's non-employee directors, as of September 1 of each year, of an option to purchase 10,000 shares of IVC Common Stock. The Non-Employee Directors' Plan also authorizes the grant of additional options, in such amounts and at such times as the Board of Directors may determine, to non-employee directors of the Company.

Nature and Purpose of the Plan

         The purpose of the Non-Employee Directors' Plan is to compensate the non-employee directors of the Company for their service to the Company and to provide them an incentive to remain as directors of the Company and contribute to the Company's success. The Board of Directors believes that the Non-Employee Directors' Plan will promote continuity of membership on the Board of Directors and increased incentive and personal interest in the welfare of the Company. The number of persons currently eligible to participate in the Non-Employee Directors' Plan is 5.

Duration and Modification

         The Non-Employee Directors' Plan will terminate not later than March 16, 2008. The Board of Directors may at any time amend or terminate the Non-Employee Directors' Plan or make such modifications of the Non-Employee Directors' Plan as it may deem advisable. However, the Board of Directors may not, without further approval by the shareholders, increase the number of shares of IVC Common Stock as to which options may be granted under the Non-Employee Directors' Plan, change the manner of determining the option prices, or materially increase the benefits accruing to optionees under the Non-Employee Directors' Plan.

Administration


         The Non-Employee Directors' Plan is administered by the Board of Directors. Subject to the express provisions of the Non-Employee Directors' Plan, the Board of Directors shall have the power and authority to interpret the Non-Employee Directors' Plan, the options and the option agreements, to adopt such rules and regulations for the administration, interpretation and application of the Non-Employee Directors' Plan as are consistent therewith, and to interpret, amend or revoke any such rules and regulations. The members of the Board of Directors do not receive additional compensation for service in connection with the administration of the Non-Employee Directors' Plan.

Description of Options Under the Plan

         Under the Non-Employee Directors' Plan, the per share exercise price of an option is the closing price per share of IVC Common Stock as reported on the Nasdaq SmallCap Market for the last preceding date on which a sale was reported. Options granted under the Non-Employee Directors' Plan are exercisable in accordance with the terms of an optionee's option agreement as determined in the sole discretion of the Board of Directors. Upon the exercise of an option, the option price must be paid in full, either in cash or in such other consideration as the Board of Directors deems appropriate, including, but not limited to, shares of IVC Common Stock. An option may not be granted for a period in excess of 10 years from the date of grant.

         In the event (i) the Board of Directors does not nominate an optionee for re-election as a director, (ii) an optionee voluntarily terminates his service as a director of the Company or (iii) an optionee shall die or become disabled while the optionee is serving as a director of the Company, such optionee, his estate or his legal guardian, as the case may be, will be entitled to exercise such optionee's options for a period of 90 days following the date the optionee ceases to serve as a director. In the event that an optionee's service as a director with the Company is terminated by the Company for cause under Delaware law, such optionee's right to exercise his options terminates and all of such optionee's options, whether or not vested, are rendered null and void and become unexercisable.

         No option is transferable other than by will or the laws of descent and distribution. However, the Board of Directors, in its sole discretion, may provide in the option agreement that the optionee may transfer, without consideration, all or a portion of his option to his children, grandchildren or spouse, to trusts for his or their benefit and to partnerships in which he or they are the only parties. No permitted transfer so effected shall be effective to bind the Company unless the Company has been furnished with written notice thereof and such evidence as the Board of Directors may deem reasonably necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Non-Employee Directors' Plan.

         The number of shares reserved for issuance under the Non-Employee Directors' Plan and the number of shares covered by each option granted under the Non-Employee Directors' Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, each option will terminate.

Securities Subject to the Plan; Market Price

         500,000 authorized but unissued shares of IVC Common Stock have been reserved for issuance upon the exercise of options granted under the Non-Employee Directors' Plan. The number of authorized but unissued shares so reserved will be reduced from time to time to the extent that a corresponding amount of outstanding shares are purchased by the Company and set aside for issuance upon the exercise of options granted under the Non-Employee Directors' Plan. If any such options were to expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto would again become available for the purposes of the Non-Employee Directors' Plan.

         The market value of IVC Common Stock, as of March 10, 1998, was $2.00 per share.

Grants Under the Plan

         No grants have been made under the Non-Employee Directors' Plan. Each of the Company's non-employee directors will receive an option to purchase 10,000 shares of IVC Common Stock as of September 1 of each year. As stated above, the Board of Directors may also grant additional options to the Company's non-employee directors, in such amounts and at such times as the Board of Directors may determine. It is not possible to predict the nature of any such additional option grants.

Federal Income Tax Consequences of Issuance and Exercise of Options

         The following discussion of the Federal income tax consequences of the granting and exercise of options under the Non-Employee Directors' Plan, and the sale of IVC Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

         No income will be recognized by an optionee at the time an option is granted. Ordinary income will be recognized by an optionee at the time an option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price.

         The Company will be entitled to a deduction for Federal income tax purposes in the same amount that the optionee is required to include in income, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

         If an optionee makes payment of the option price by delivering shares of IVC Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

         Capital gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of an option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of any option will be equal to the sum of the exercise price of such option and the amount included in income with respect to such option. The holding period will be measured from the date of exercise. Depending on whether the shares are held less than 12 months, 12 to 18 months or longer than 18 months, capital gain or loss will be either short-term, mid-term or long-term.

         Vote Required. The affirmative vote of the holders of a majority of the shares of IVC Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the Non-Employee Directors' Plan.

         The Board of Directors recommends a vote FOR approval of the Non-Employee Directors' Plan and it is intended that proxies not voted to the contrary will be so voted.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee recommended to the Board of Directors, and the Board of Directors selected, Amper, Politziner & Mattia, independent auditors, as auditors of the Company for the fiscal year ending July 31, 1998.

         It is expected that representatives of Amper, Politziner & Mattia will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from IVC Shareholders.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans, Guarantees and Advances

         Prior to fiscal 1994, Arthur S. Edell loaned the Company $250,000. The current loan balance is $165,000. This loan has no stated terms of repayment and bears interest at 6% per annum. The loan was obtained on terms no less favorable to the Company than could be obtained from non-related parties.

         From time to time the Company has made advances to E. Joseph Edell and
I. Alan Hirschfeld. Such advances bear interest at 5% per annum. At January 31, 1998, the aggregate net advances to E. Joseph Edell and to I. Alan Hirschfeld were $339,000 and $163,000 respectively. The balances due the Company are payable by July 1998.

Other Matters

         The Company routinely sells its products on arm's-length terms to Healthfair Vitamin Centers, Inc., a company wholly owned by Arthur S. Edell and his wife, Ethel Edell. The Company's sales to Healthfair Vitamin Centers for the fiscal year ended July 31, 1997 were $169,000.

         The Company periodically sells its products on arm's-length terms to D.N.R. Inc., a company located in Israel. A principal shareholder of D.N.R. Inc. is the brother-in-law of the president of the Company's International Division. The Company's sales to D.N.R. Inc. for the fiscal year ended July 31, 1997 were $313,000.

         The Company holds a contract receivable, due in January 2012, from Agora Holding Company ("Agora"), a partnership consisting of Andrew M. Pinkowski and certain previous shareholders of Hall in the amount of $878,000, as at July 31, 1997. Interest income earned by the Company on this contract was $80,000 for the fiscal year ended July 31, 1997. The Company leases its manufacturing and administration facility in Portland, Oregon from Agora. Rent expense incurred by the Company for this property was $163,000 for the fiscal year ended July 31, 1997. The above sales and rentals were made on terms no less favorable to the Company than could be obtained from non-related parties.

                                  MISCELLANEOUS

         Any proposal of an eligible shareholder intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than December 17, 1998.

         The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

         The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

         Copies of the 1998 Annual Report to Shareholders, which is the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, are being mailed to shareholders simultaneously with this Proxy Statement.

                                        By order of the Board of Directors,


                                        /s/ E. Joseph Edell
                                        E. Joseph Edell
                                        Chairman of the Board and
                                        Chief Executive Officer

Freehold, New Jersey
March 24, 1998

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

                                                                      EXHIBIT A

                              IVC INDUSTRIES, INC.

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Effective March 17, 1998)

         1. Purpose. The purpose of the IVC Industries, Inc. Non-Employee Directors' Stock Option Plan (the "Plan") is to provide an incentive to the non-employee directors (the "Non-Employee Directors") of IVC Industries, Inc., a Delaware corporation (the "Company"), in order to encourage them to remain in the service of the Company as directors and contribute to the Company's success, by granting them nonqualified stock options ("Options").

         2. Administration. (a) The Plan shall be administered by the Board of Directors (the "Board").

         (b) It shall be the duty of the Board to administer the Plan in accordance with its terms and provisions. Subject to the express provisions of the Plan, the Board shall have the power and authority to interpret the Plan, the Options and the Option Agreements (as defined herein), to adopt such rules and regulations for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret, amend or revoke any such rules and regulations. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board shall be final and shall be binding and conclusive for all purposes.

         (c) The Board shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Board.

         (d) All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all persons, including the Non-Employee Directors to whom Options have been granted (the "Optionees"). No member of the Board shall be personally liable for any action, determination or interpretation with respect to the Plan, the Options or the Option Agreements, made in good faith, and all members of the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

         3. Stock Subject to the Plan. The stock to be made the subject of any Option granted hereunder shall be shares of the common stock of the Company, par value $.01 per share (the "Stock"), whether authorized and unissued or treasury stock, and the total number of shares of Stock for which Options may be granted under the Plan shall not exceed, in the aggregate, 500,000 shares, subject to adjustment in accordance with the provisions of Section 11 hereof.

         4. Grant of Options. (a) As of September 1 of each year, each

Non-Employee Director shall be granted an Option to purchase 10,000 shares of Stock; provided, however, that, if a Non-Employee Director shall become a Non-Employee Director subsequent to September 1 of such fiscal year, on the first day on which he shall become a Non-Employee Director he shall be granted an Option to purchase the number of shares of Stock equal to the product of 10,000 and the fraction the numerator of which shall be the number of full months remaining in such fiscal year and the denominator of which shall be 12.

         (b) The Board may grant additional Options, in such amounts and at such times as the Board may determine, to Non-Employee Directors who perform services for the Company.

         (c) Each Option granted to a Non-Employee Director shall be evidenced by a written agreement in such form and containing such provisions not inconsistent with the Plan as the Board shall from time to time approve (an "Option Agreement") and which, in the case of Options granted pursuant to
Section 4(b) hereof, need not be identical in respect of each Optionee.

         5. Exercise Price. The exercise price (the "Exercise Price") of an Option shall be the fair market value per share of Stock covered by the Option at the time that the Option is granted. For purposes of this Section 5, the fair market value per share of Stock as of a particular date shall mean, unless otherwise determined by the Board, the closing price per share of Stock as reported on the Nasdaq SmallCap Market for the last preceding date on which a sale was reported.

         6. Option Period. Each Option shall expire on such date as shall be determined by the Board, but not later than ten years from the date such Option was granted.

         7. Exercise of Options. (a) Each Option will be exercisable in accordance with the terms of the Optionee's Option Agreement, as determined in the sole discretion of the Board.

         (b) Each Option, to the extent vested, may be exercised in whole or in part at any time prior to its expiration or termination, by written notice of such exercise to the Secretary of the Company, which notice shall specify the number of shares of Stock as to which such Option is being exercised. Notwithstanding the foregoing, no Option may be exercised prior to the date the Plan is approved by the shareholders of the Company.

         8. Payment for Stock. (a) The aggregate purchase price of Stock issued upon the exercise of any Option shall be paid in full on the date of exercise. Payment shall be made either in cash or in such other consideration as the Board deems appropriate, including, but not limited to, Stock already owned by the Optionee or Stock to be acquired by the Optionee upon exercise of Options having a total fair market value, as determined by the Board, equal to the aggregate purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the aggregate purchase price.


         (b) Upon the exercise of an Option, the Company shall have the right to require the Optionee to pay the amount of any taxes which the Company may be required to withhold with respect to such transaction, provided that the Board may permit an Optionee to elect, pursuant to such rules as the Board may establish, to have the Company reduce the number of shares of Stock that otherwise would be issued upon such exercise by the fair market value, as determined by the Board, of the number of shares necessary to accomplish such withholding; and provided further that the Board may impose such restrictions and conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements.

         9. Termination of Employment. (a) In the event (i) the Board does not nominate an Optionee for re-election as a director, (ii) an Optionee voluntarily terminates his service as a director of the Company or (iii) an Optionee shall die or become disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986) while the Optionee is serving as a director of the Company, such Optionee, his estate or his legal guardian, as the case may be, will be entitled to exercise such Optionee's Options for a period of 90 days following the date the Optionee shall cease to serve as a director.

         (b) In the event that an Optionee's service as a director with the Company is terminated by the Company for cause under Delaware law, such Optionee's right to exercise his Options shall thereupon terminate and all of such Optionee's Options, whether or not vested, shall be rendered null and void and shall become unexercisable.

         10. Nontransferability. No Option shall be transferable other than by will or the laws of descent and distribution; provided, however, that the Board, in its sole discretion, may provide in the Option Agreement that the Optionee may transfer, without consideration, all or a portion of his Option to his children, grandchildren or spouse, to trusts for his or their benefit and to partnerships in which he or they are the only parties. No permitted transfer so effected shall be effective to bind the Company unless the Company has been furnished with written notice thereof and such evidence as the Board may deem reasonably necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Plan.

         11. Stock Adjustments. (a) If the outstanding shares of Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to outstanding Options. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of an Option not exercised but with a corresponding adjustment in the price for each share.

         (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Plan shall terminate, and any outstanding Options shall terminate and be forfeited. Notwithstanding the foregoing, the Board may provide in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by the successor corporation, in which event the Plan and the Options theretofore granted shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Stock in lieu of and in complete satisfaction of such Options.

         (c) In adjusting Options to reflect the changes described in this
Section 11, or in determining that no such adjustment is necessary, the Board may rely upon the advice of independent counsel and accountants of the Company, and the determination of the Board shall be conclusive. No fractional shares of Stock shall be issued under the Plan on account of any such adjustment.

         12. No Rights as a Shareholder. An Optionee or a permitted transferee of a Option shall have no rights as a shareholder with respect to any Stock covered by his Option until such Optionee or a permitted transferee shall have become the holder of record of such Stock.

         13. Amendment and Termination. (a) The Board may at any time terminate or suspend the Plan and the Board may amend or modify the Plan; provided, however, if an amendment would (i) materially increase the benefits accruing to Optionees, (ii) increase the aggregate number of shares of Stock which may be issued under the Plan or to any individual or (iii) modify the requirements of eligibility for participation in the Plan, the amendment shall be approved by the Company's shareholders.

         (b) Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Option theretofore granted or awarded, alter or impair any rights or obligations under such Option.

         14. Investment Purpose. At the time of exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason, require the Optionee to represent in writing to the Company that it is such Optionee's then intention to acquire the shares of Stock for investment and not with a view to the distribution thereof.

         15. Right to Terminate Service as a Director. Nothing contained herein or in any Option Agreement shall restrict the right of the Company to terminate the service as a director of any Optionee at any time.

         16. Governing Law. The Plan shall be governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof.

         17. Effective Date. The Plan shall be effective upon approval by the shareholders of the Company. In the event that the Plan is not approved by the shareholders of the Company prior to the first anniversary of the approval of the Plan by the Board, the Plan and the Options granted hereunder shall be void and of no force or effect.

         18. Term of the Plan. Unless previously terminated by the Board, the Plan shall terminate on March 16, 2008, and no Options shall be granted thereafter. Such termination shall not affect any Option previously granted.

                              IVC INDUSTRIES, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 16, 1998

           This Proxy Is Solicited On Behalf of the Board of Directors

         The undersigned hereby appoints E. JOSEPH EDELL and I. ALAN HIRSCHFELD, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of IVC INDUSTRIES, INC. ("IVC") to be held on Thursday, April 16, 1998 at 10:00 A.M. at The Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey 08830. The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

1.       ELECTION OF DIRECTORS

         / / FOR all nominees   / / WITHHOLD AUTHORITY to vote for all nominees

         E. Joseph Edell, Arthur S. Edell, Andrew M. Pinkowski, I. Alan Hirschfeld, Dr. Mark S. Gold, Mac Allen Culver III, Dennis E. Groat, David Popofsky, Marc Z. Edell.

         Shareholders may withhold authority to vote for any nominee(s) by writing the name of that nominee in the space provided below.

--------------------------------------------------------------------------------

2. APPROVAL of the increase in the number of shares subject to IVC's 1995 Stock Option Plan as set forth in the accompanying Proxy Statement.
         / / FOR               / / AGAINST                / / ABSTAIN

--------------------------------------------------------------------------------

3. APPROVAL of the grant of stock options to the non-employee directors of IVC as set forth in the accompanying Proxy Statement.
         / / FOR               / / AGAINST                / / ABSTAIN

--------------------------------------------------------------------------------

4. APPROVAL of IVC's Non-Employee Directors' Stock Option Plan as set forth in the accompanying Proxy Statement.
         / / FOR               / / AGAINST                / / ABSTAIN

--------------------------------------------------------------------------------

5. The proxy is authorized to transact such other business as may properly come before the meeting.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR items 1, 2, 3 and 4 and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

                                     Dated:                     , 1998
                                           ---------------------

                                     -----------------------------------------
                                                   Print Name

                                     -----------------------------------------
                                                   Signature

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


                PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.


                                       29